UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 1, 2014, Harvard Apparatus Regenerative Technology, Inc., or HART, posted an updated version of its investor presentation on its website. To view the updated investor presentation, please visit the following link: http://investor.harvardapparatusregen.com/events-calendar

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Update on Russian Patient Information

Previously, on October 17, 2014, HART disclosed that it had been informed by the principal investigator in the Russian trachea transplant study that a patient had passed away, but that the cause of death was not provided to HART. HART was recently informed by both the Russian surgeon and the principal investigator in the study that the cause of death listed on the official death certificate was pneumonia. Structural failure of HART’s tracheal scaffold was, therefore, ruled out. Based on this information, HART believes that the death of this patient was related to the patient’s underlying condition which was extremely poor at the time of the transplant. The patient had undergone multiple previous failed surgeries before the implantation of the HART-Trachea scaffold. The patient survived for more than one year following implantation of the HART-Trachea, and had returned to an active life during that time.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

December 1, 2014	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer